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                                                      EXHIBIT 11
Loews Corporation and Subsidiaries
Statement Re Computation of Per Share Earnings Assuming Full
Dilution
- - ----------------------------------------------------------------------------
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                                                        Three Months Ended
                                                          March 31, 1993
                                                       ---------------------
                                                       (In thousands, except
                                                           per share data)

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Computation of Fully Diluted Net Income:
  Net Income .......................................        $341,690
  Reduction of interest and debt expenses related to
   notes assumed converted, net of applicable
   federal income taxes ............................           3,781
                                                             -------
  Fully diluted net income .........................        $345,471
                                                             =======

Computation of Fully Diluted Shares:
  Weighted average shares outstanding ..............          65,066
  Add shares assumed to be issued upon conversion of
   notes ...........................................           2,150
                                                              ------
 Fully diluted shares ..............................          67,216
                                                              ======

Net Income Per Share Assuming Full Dilution ........           $5.14
                                                                ====
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